UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.___)

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Filed by a Party other than the Registrant           ☐

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☐     Preliminary Proxy Statement

☐     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☒     Definitive Additional Materials

☐     Soliciting Material Pursuant to §240.14a-12

QUALSTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copy to:

Keith E. Gottfried, Esq.

Alston & Bird LLP

The Atlantic Building

950 F. Street, N.W.

Washington, DC 20004-1404

(202) 239-3679

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Qualstar Corporation, a California corporation (“Qualstar” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its shareholders in connection with its 2013 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”). In connection with its 2013 Annual Meeting, Qualstar has filed a definitive proxy statement and a WHITE proxy card with the SEC on June 4, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its shareholders.

Press Release Issued on June 5, 2013

Attached hereto as Exhibit 1 is a press release that Qualstar issued on June 5, 2013 announcing that it had commenced the mailing of its definitive proxy materials in connection with the 2013 Annual Meeting.

Additional Information and Where To Find It

In connection with its 2013 Annual Meeting, Qualstar has filed a definitive proxy statement and a WHITE proxy card with the SEC on June 4, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its shareholders. WE URGE INVESTORS AND SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND WHITE PROXY CARD FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT QUALSTAR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Qualstar with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at Qualstar’s website (www.qualstar.com) or by writing to Mr. Lawrence D. Firestone, President and Chief Executive Officer, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, CA 93063. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

Certain Information Regarding Participants in the Solicitation

Qualstar, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2013 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by Qualstar with the SEC in connection with the proxy solicitation.

EXHIBIT 1

FOR IMMEDIATE RELEASE

For more information, contact:

Mark H. Harnett / Paul Schulman	Vanessa Lehr/Annie Leschin
MacKenzie Partners, Inc.	Investor Relations
(212) 929-5500	StreetSmart Investor Relations
(415) 775-1788

QUALSTAR COMMENCES MAILING OF DEFINITIVE PROXY MATERIALS

Recommends Shareholders To Vote White Proxy Card To

Reject Dissident Group’s Latest Attempt To Obtain Control Of Qualstar

Without Paying Shareholders A Control Premium

SIMI VALLEY, Calif., June 5, 2013 — Qualstar Corporation (NasdaqGM: QBAK), a manufacturer of data storage solutions and high-efficiency power supplies, today announced that it has commenced the mailing of definitive proxy materials to its shareholders for Qualstar’s Annual Meeting of Shareholders to be held on Friday, June 28, 2013. Qualstar’s shareholders of record as of the close of business on May 20, 2013 will be entitled to attend and vote at the Annual Meeting.

Qualstar’s Board of Directors recommends that shareholders vote to elect Qualstar’s very experienced and highly-qualified director nominees – Allen H. Alley, Chester Baffa, Lawrence D. Firestone, Gerald J. Laber and Daniel C. Molhoek – by voting the WHITE proxy card by telephone, Internet or mail.

Qualstar strongly urges shareholders to vote only the WHITE proxy card and discard any proxy card they may receive from BKF Capital Group, Inc. and its controlling shareholder, Steven N. Bronson and reject their latest attempt to obtain control of Qualstar without paying shareholders a control premium. After being rebuffed in their most recent opportunistic attempt to take control of Qualstar through a coercive partial tender offer at a price that would have deprived tendering shareholders of the ability to participate in, and benefit from, the future growth and value potential of Qualstar, BKF and Mr. Bronson have now launched a proxy contest to take control of Qualstar by having five of its own hand-picked nominees elected to the Qualstar Board.

BKF’s interests in taking control of Qualstar may not be aligned with those of other shareholders. BKF is an entity that has two employees, including Mr. Bronson, and an intern, no operating business and no revenues from operations. As it admits in its filings with the SEC, BKF Capital is currently facing the risk of being deemed a regulated investment company subjected to related restrictions and, accordingly, needs to consummate an acquisition or merger or other business combination with a viable business entity such as Qualstar to avoid adverse regulatory consequences. Qualstar believes that BKF has not fully disclosed its plans for Qualstar and is pursuing control of Qualstar for its own interests that are not aligned with those of other shareholders. Shareholders looking for further evidence as to whether BKF may have conflicting interests are encouraged to review the materials filed with the SEC this past January by BKF and Mr. Bronson in connection with their coercive partial tender offer, and the statement made by BKF that “[i]n establishing the purchase price, . . ., the Purchaser [BKF] was motivated to establish the lowest price that might be acceptable to shareholders consistent with the Purchaser’s [BKF’s] objectives.”

Lawrence D. Firestone, Qualstar President and Chief Executive Officer said, “As we continue to execute our strategic turnaround plan for Qualstar and position the company for financial success, Mr. Bronson and BKF are pursuing their proxy contest for control of Qualstar despite our numerous attempts to reach an amicable settlement and avoid the needless, costly and wasteful distraction. The previous failed attempts by Mr. Bronson and BKF to take control of Qualstar, without offering to pay our shareholders an appropriate control premium, have forced our Board and management team to devote significant resources – including management time and shareholder money – to protect the interests of ALL shareholders, when these resources could have been better devoted to our ongoing efforts towards the growth of Qualstar. We remain committed to transforming and refocusing Qualstar on its growing core storage and power supply businesses and, accordingly, driving sustainable revenue, profitable growth and cash flow, and increasing returns for ALL shareholders.”

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar’s products are known throughout the world for high quality and Simply Reliable designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar’s ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar’s ability to successfully implement and recognize cost savings; Qualstar’s ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar’s new products; Qualstar’s ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar’s products; increased global competition and pricing pressure on Qualstar’s products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar’s filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC’s website (www.sec.gov) or from Qualstar’s website (www.qualstar.com).

Additional Information and Where To Find It

In connection with its 2013 Annual Meeting of Shareholders, Qualstar has filed a definitive proxy statement and a WHITE proxy card with the SEC on June 4, 2013, and has commenced the mailing of a definitive proxy statement and WHITE proxy card to its shareholders. WE URGE INVESTORS AND SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND WHITE PROXY CARD FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT QUALSTAR WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Qualstar with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at Qualstar’s website (www.qualstar.com) or by writing to Mr. Lawrence D. Firestone, President and Chief Executive Officer, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, CA 93063. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

Certain Information Regarding Participants in the Solicitation

Qualstar, its directors, nominees for director and certain officers, employees and other persons are deemed to be participants in the solicitation of proxies from shareholders in connection with the 2013 Annual Meeting of Shareholders. Information regarding the interests of such participants is included in the definitive proxy statement and other relevant documents filed and to be filed by Qualstar with the SEC in connection with the proxy solicitation.